Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	July 19, 2005
1517 Gervais Street	Transferred	Remaining
Columbia, SC 29201	3847	Shares
	0.0010%	3,909,298
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	0	924,496

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	0	924,496
Evan W. Nord Revocable Trust dated July 6, 1994, as supplemented September 21, 1994 and November 18, 1994	0	343,142
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	0	28,840
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	0	28,840
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	0	28,840
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	0	28,840
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	0	28,840

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	0	7,852
2000 Irrevocable Trust Agreement of Evan W. Nord	0	55,466
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	0	36,974
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.3 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.5 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.7 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.9 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.13 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.15 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	0	3,694
2000 Charitable Remainder Trust No.17 of Evan W. Nord	0	2,724
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	0	2,724
2000 Charitable Remainder Trust No.19 of Evan W. Nord	0	2,724
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	3847	0

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	0	140,909
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	0	140,909
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	0	140,909
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	0	140,909
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	0	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	0	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	0	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	0	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	0	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	0	140,909

Total Shares	3847	3909298